Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Jason H. Weber
EVP/Treasurer &
Chief Financial Officer
717.339.5090
jweber@acnb.com

ACNB CORPORATION REPORTS
2023 THIRD QUARTER FINANCIAL RESULTS

GETTYSBURG, PA, October 27, 2023 --- ACNB Corporation (NASDAQ: ACNB) (“ACNB” or the “Corporation”), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., announced financial results for the quarter ended September 30, 2023 with net income of $9.0 million, a decrease of $1.3 million, or 12.4%, compared to net income of $10.3 million for the three months ended September 30, 2022. For the three months ended September 30, 2023 and 2022, basic and diluted earnings per share were $1.06 and $1.20, respectively, which is a decrease of $0.14 per share, or 11.7%. The current quarter net income of $9.0 million decreased $480 thousand, or 5.0%, compared to net income of $9.5 million for the quarter ended June 30, 2023. The current quarter basic and diluted earnings per share decreased $0.06 per share, or 5.4%, compared to the prior quarter.

2023 Third Quarter Highlights

•Return on average assets was 1.52% and return on average equity was 13.84%.

•Fully taxable equivalent ("FTE") net interest margin was 4.01% compared to 4.11% for the prior quarter and 3.60% for the comparable quarter last year.

•Efficiency ratio1 was 56.97% compared to 55.52% for the prior quarter and 52.45% from the comparable quarter last year.

•Total loans outstanding were $1.62 billion at September 30, 2023, an increase of $42.1 million, or 2.7%, from June 30, 2023 and an increase of $88.8 million, or 5.8% from September 30, 2022.

ACNB Corporation
Press Release/2023 Third Quarter Financial Results
October 27, 2023

•Total non-performing loans to loans held-for-investment was 0.22% compared to 0.23% for the prior quarter and 0.26% for the comparable quarter of last year. Net charge-offs to average loans (annualized) was 0.03% compared to 0.02% for the prior quarter and 0.26% for the comparable quarter last year.

•The loan to deposit ratio was 82.8% for the most recent quarter. The ratio of uninsured and non-collateralized deposits to total deposits was approximately 17.4% at ACNB Bank for the most recent quarter.

•Tangible common equity to tangible assets ratio1 of 8.65% for the most recent quarter compared to 8.75% for the prior quarter and 6.83% for the comparable quarter last year. The net unrealized loss on the available for sale securities portfolio was $75.2 million at September 30, 2023 compared to a net unrealized loss of $66.1 million at June 30, 2023 and a net unrealized loss of $68.8 million at September 30, 2022.

1 - Non-GAAP financial measure. Please refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of this document.

“We are pleased to announce strong results for the third quarter of 2023 which reflect our continued focus on profitability.” said ACNB Corporation President and Chief Executive Officer James P. Helt. “Our team is delivering on its commitment to expertly serve the credit needs of our consumer and business customers while adhering to disciplined underwriting criteria. This commitment combined with a slowdown in loan prepayments due to the continued higher interest rate environment contributed to the positive loan growth this quarter. We also saw meaningful year-over-year increases in non-interest income as a result of other activities, including commissions from insurance sales and wealth management services. Asset quality remains a fundamental strength of the Corporation, and our results demonstrate that the Corporation is highly profitable in many key metrics, particularly return on average assets and return on average equity.”
Mr. Helt continued, “These solid operating results have enabled ACNB Corporation to generate sufficient capital to simultaneously invest back into the systems and resources that will allow us to continue to serve our customers in the future, as well as return capital to our shareholders in the form of stock repurchases and by increasing regular quarterly cash dividends by 7.1% to $0.30 per share of common stock, as was recently announced. We remain focused on our Vision to be the independent financial services provider of choice in the communities served by building relationships and finding solutions. As we look ahead to the final quarter of 2023, we are cautiously optimistic that our strong capital position, ample liquidity, and comprehensive menu of financial products and services will enable us to deliver on our commitment to success for the benefit of our many stakeholders.”

ACNB Corporation
Press Release/2023 Third Quarter Financial Results
October 27, 2023

Net Interest Income and Margin
    Net interest income for the three months ended September 30, 2023 totaled $21.7 million, a decrease of $775 thousand, or 3.4%, over the comparable quarter last year. The FTE net interest margin was 4.01%, an increase of 41 basis points from 3.60% for the comparable quarter last year. Paycheck Protection Program (“PPP”) fees and purchase accounting accretion for the three months ended September 30, 2023 totaled $208 thousand compared to $853 thousand for the comparable quarter last year. There were no PPP fees for the three months ended September 30, 2023 compared to $24 thousand for the comparable quarter last year. The decline in net interest income was driven primarily by a decrease in earning assets, an increase in the cost of funds, and a decrease in purchase accounting accretion.
Compared to the prior quarter, net interest income decreased $245 thousand, or 1.1%, driven primarily by an increase in the cost of funds and, to a lesser extent, a decrease in purchase accounting accretion. The FTE net interest margin decreased 10 basis points as funding cost increases out-paced the increases in the yields on interest-earning assets. Purchase accounting accretion for the three months ended September 30, 2023 totaled $208 thousand compared to $250 thousand for the prior quarter.
The average rate paid on interest-bearing deposits was 0.26% for the three months ended September 30, 2023, an increase of 13 basis points from the prior quarter and an increase of 12 basis points from the comparable quarter last year. The average rate paid on total borrowings was 3.83% for the three months ended September 30, 2023, an increase of 68 basis points from the prior quarter and an increase of 218 basis points from the comparable quarter last year. The average yield on interest-earning assets was 4.46% for the three months ended September 30, 2023, an increase of 13 basis points from the prior quarter and an increase of 72 basis points from the comparable quarter last year.
Noninterest Income
Noninterest income for the three months ended September 30, 2023 was $6.3 million, an increase of $448 thousand, or 7.7%, from the comparable quarter last year. The increase was driven primarily by an

ACNB Corporation
Press Release/2023 Third Quarter Financial Results
October 27, 2023

increase of $200 thousand in commissions from insurance sales due to organic growth, an increase of $130 thousand in income from fiduciary, investment management and brokerage activities, due to strong market returns and new business generation, and an increase in earnings on investment in bank-owned life insurance of $111 thousand due to the additional purchase of bank-owned life insurance in the third quarter of 2022. These increases were partially offset by lower service charges on deposit accounts of $82 thousand and lower income from mortgage loans held for sale of $42 thousand.
Compared to the prior quarter, noninterest income increased $103 thousand, or 1.7%. The second quarter of 2023 included a $323 thousand gain from the sale of three previously closed community banking offices and $553 thousand of contingent commissions earned in 2022, partially offset by losses of $546 thousand from the sale of securities.
Noninterest Expense
Noninterest expense for the three months ended September 30, 2023 was $16.3 million, an increase of $1.0 million, or 6.6%, from the comparable quarter last year. The increase was driven primarily by increases in salaries and employee benefits, other operating, FDIC and regulatory and marketing and corporate relations expenses. Salaries and employee benefits expense was $10.1 million for the three months ended September 30, 2023 compared to $9.3 million for the comparable quarter last year. The increase in salaries and employee benefits expense was driven primarily by a general increase in base wages and commissions and an increase to incentive compensation. Other operating expense was $1.7 million for the three months ended September 30, 2023 compared to $1.5 million for the comparable quarter last year. The increase in other operating expenses was driven primarily by an increase in director-related fees of $97 thousand. FDIC and regulatory expense increased $125 thousand driven primarily by the timing of FDIC assessment recognition. Marketing and corporate relations expense was $159 thousand for the three months ended September 30, 2023 compared to $57 thousand for the comparable quarter last year. The increase was driven primarily by rebranding expenses of ACNB Bank’s Maryland banking locations.

ACNB Corporation
Press Release/2023 Third Quarter Financial Results
October 27, 2023

Compared to the prior quarter, noninterest expense increased $55 thousand, or 0.34%, driven primarily by an increase in salary and employee benefits and FDIC and regulatory expenses partially offset by a decrease in other operating, equipment and net occupancy expenses. Salaries and employee benefits expense was $10.1 million for the three months ended September 30, 2023 compared to $9.8 million for the prior quarter. The increase in salaries and employee benefits expense was driven primarily by a general increase in base wages and commissions and an increase to incentive compensation. FDIC and regulatory expense increased $93 thousand driven primarily by the timing of FDIC assessment recognition. Other operating expense was $1.7 million for the three months ended September 30, 2023 compared to $1.9 million for the prior quarter. The decrease in other operating expense was driven primarily by a loss of $142 thousand recognized in the prior quarter as a result of writing off an investment in a title company. Equipment and net occupancy expenses were down primarily due to the timing of core processing costs and a decrease in maintenance and building repair expenses.
Loans and Asset Quality
Total loans outstanding were $1.62 billion at September 30, 2023, an increase of $42.1 million, or 2.7%, from June 30, 2023 and an increase of $88.8 million, or 5.8%, from September 30, 2022. The increase in both periods was driven mainly by growth in the commercial loan portfolio in our core markets.
Asset quality metrics continue to be stable. The provision for credit losses was $250 thousand and the provision for unfunded commitments was a reversal of $171 thousand for the three months ended September 30, 2023 compared to a reversal of provision for credit losses of $273 thousand and a provision for unfunded commitments of $121 thousand for the prior quarter. Non-performing loans were $3.6 million, or 0.22%, of total loans at September 30, 2023 compared to $3.7 million, or 0.23%, of total loans at June 30, 2023 and $3.9 million, or 0.26%, of total loans at September 30, 2022. Annualized net charge-offs for the three months ended September 30, 2023 were 0.03% of total average loans compared to 0.02% for the prior quarter and 0.26% for the comparable quarter last year.

ACNB Corporation
Press Release/2023 Third Quarter Financial Results
October 27, 2023

Deposits and Borrowings
Total deposits were $2.0 billion at September 30, 2023. Deposits decreased by $12.4 million, or 0.6%, since June 30, 2023 and decreased by $384.9 million, or 16.5%, from September 30, 2022. Given ACNB’s funding level, Management continued to restrain deposit rates despite an increase in market interest rates and an increase in rates by competitors. As a result, total deposits declined during both periods as customers continued to seek higher yielding alternative deposit and investment products.
Total interest-bearing deposits were $1.4 billion at September 30, 2023. Interest-bearing deposits decreased by $8.2 million, or 0.6%, from June 30, 2023 and by $361.0 million, or 20.7%, from September 30, 2022. Brokered deposits were $30.0 million at September 30, 2023 compared to none at both June 30, 2023 and September 30, 2022. Total non-interest bearing deposits were $565.5 million at September 30, 2023. Non-interest bearing deposits decreased by $4.2 million, or 0.7%, from June 30, 2023 and decreased by $23.9 million, or 4.1%, from September 30, 2022. Compared to the prior quarter end, total borrowings increased $20.7 million at September 30, 2023 primarily to fund loan growth.
Stockholders’ Equity, Dividends and Share Repurchases
Total stockholders’ equity was $255.6 million at September 30, 2023 compared to $257.1 million at June 30, 2023 and $232.4 million at September 30, 2022. Tangible book value1 per share was $23.80, $23.83 and $20.86 at September 30, 2023, June 30, 2023 and September 30, 2022, respectively.
On October 19, 2023, the Board of Directors approved and declared a regular quarterly cash dividend of $0.30 per share of ACNB Corporation common stock payable on December 15, 2023, to shareholders of record as of December 1, 2023. This per share amount reflects a 7.1% increase, or $0.02, over the prior quarter’s cash dividend of $0.28 per share of common stock.
In addition, ACNB repurchased 46,378 shares of ACNB common stock during the three months ended September 30, 2023 at a cost of $1.5 million compared to no shares of ACNB common stock during the prior

ACNB Corporation
Press Release/2023 Third Quarter Financial Results
October 27, 2023

quarter and 109,931 shares of ACNB common stock during the comparable quarter last year at a cost of $3.8 million.
About ACNB Corporation
ACNB Corporation, headquartered in Gettysburg, PA, is the $2.4 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and ACNB Insurance Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 26 community banking offices and three loan offices located in the Pennsylvania counties of Adams, Cumberland, Franklin, Lancaster and York and the Maryland counties of Baltimore, Carroll and Frederick. ACNB Insurance Services, Inc. is a full-service insurance agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit investor.acnb.com.
# # #
SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as national, regional and local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; the continuing banking instability caused by the recent failures and continuing financial uncertainty of various banks which may adversely impact the Corporation and its securities and loan values, deposit stability, capital adequacy, financial condition, operations, liquidity, and results of operations; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of any pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate

ACNB Corporation
Press Release/2023 Third Quarter Financial Results
October 27, 2023

risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for credit losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2023-21
October 27, 2023

ACNB Corporation
Press Release/2023 Third Quarter Financial Results
October 27, 2023

ACNB Corporation Financial Highlights
Selected Financial Data by Respective Quarter End
(Unaudited)

Dollars in thousands, except per share data	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
BALANCE SHEET DATA
Assets	$2,388,522	$2,378,151	$2,410,933	$2,525,507	$2,654,153
Securities	501,063	518,093	568,232	620,250	571,796
Loans, total	1,615,966	1,573,817	1,531,626	1,538,610	1,527,128
Allowance for credit losses	19,264	19,148	19,485	17,861	17,952
Deposits	1,951,359	1,963,754	2,055,822	2,198,975	2,336,213
Allowance for unfunded commitments	1,962	2,132	2,011	92	92
Borrowings	153,388	132,703	76,294	62,954	65,691
Stockholders’ equity	255,638	257,069	255,841	245,042	232,370
INCOME STATEMENT DATA
Interest income	$24,234	$23,213	$23,909	$24,894	$23,382
Interest expense	2,489	1,223	817	846	862
Net interest income	21,745	21,990	23,092	24,048	22,520
Provision for (reversal of ) credit losses	250	(273)	97	—	—
(Reversal of) provision for unfunded commitments	(171)	121	276	—	—
Net interest income after provisions for credit losses and unfunded commitments	21,666	22,142	22,719	24,048	22,520
Other income	6,297	6,194	4,984	5,423	5,849
Other expenses	16,336	16,281	16,282	16,673	15,320
Income before income taxes	11,627	12,055	11,421	12,798	13,049
Provision for income taxes	2,583	2,531	2,398	2,599	2,725
Net income	$9,044	$9,524	$9,023	$10,199	$10,324
PROFITABILITY RATIOS
Loans held-for-investment to deposits	82.81%	80.14%	74.50%	69.97%	65.37%
Return on average assets (annualized)	1.52%	1.62%	1.50%	1.56%	1.51%
Return on average equity (annualized)	13.84%	14.74%	14.58%	17.10%	17.06%
Efficiency ratio[1]	56.97%	55.52%	56.36%	55.66%	52.45%
FTE Net interest margin	4.01%	4.11%	4.22%	4.03%	3.60%
Yield on average earning assets	4.46%	4.33%	4.37%	4.17%	3.74%
Yield on securities	2.24%	2.24%	2.46%	2.30%	2.05%
Yield on loans	5.16%	5.05%	5.12%	4.97%	4.75%
Cost of funds	0.47%	0.23%	0.15%	0.14%	0.14%
PER SHARE DATA
Diluted earnings per share	$1.06	$1.12	$1.06	$1.20	$1.20
Cash dividends paid per share	0.28	0.28	0.28	0.28	0.26
Tangible book value per share[1]	23.80	23.83	23.66	22.41	20.86
Tangible book value per share (ex-AOCI)[1]	31.43	30.64	29.76	29.23	28.23
CAPITAL RATIOS[2]
Tier 1 leverage ratio	11.97%	11.79%	11.09%	9.91%	9.33%
Common equity tier 1 ratio	15.30%	15.38%	15.21%	15.00%	14.74%
Tier 1 risk based capital ratio	15.59%	15.72%	15.56%	15.36%	15.10%
Total risk based capital ratio	17.49%	17.67%	17.56%	17.32%	17.11%
CREDIT QUALITY
Net charge-offs to average loans outstanding (annualized)	0.03%	0.02%	0.02%	0.02%	0.26%
Total non-performing loans to loans held-for-investment[3]	0.22%	0.23%	0.25%	0.25%	0.26%
Total non-performing assets to total assets[4]	0.17%	0.17%	0.18%	0.17%	0.16%
Allowance for credit losses to loans held-for-investment	1.19%	1.22%	1.27%	1.16%	1.18%

1 Non-GAAP financial measure. Please refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of this document.
2 Regulatory capital ratios as of September 30, 2023 are preliminary.
3 Non-performing Loans consists of loans on nonaccrual status and loans greater than ninety days past due and still accruing interest.
4 Non-performing Assets consists of Non-performing Loans and Other Real Estate Owned (OREO).

ACNB Corporation
Press Release/2023 Third Quarter Financial Results
October 27, 2023

Consolidated Balance Sheets
(Unaudited)

Dollars in thousands, except per share data	September 30, 2023	June 30, 2023	March 31, 2023
ASSETS
Cash and due from banks	$22,786	$24,898	$24,833
Interest bearing deposits with banks	41,255	59,145	89,233
Total Cash and Cash Equivalents	64,041	84,043	114,066
Equity securities with readily determinable fair values	888	915	1,328
Debt securities available for sale	435,559	452,252	501,944
Securities held to maturity, fair value $53,843; $58,133; $59,998	64,616	64,926	64,960
Loans held for sale	—	—	167
Loans, net of allowance for credit losses $19,264; $19,148; $19,485	1,596,702	1,554,669	1,512,141
Assets held for sale	—	1,418	3,393
Premises and equipment, net	25,740	26,145	26,588
Right of use assets	2,784	2,952	2,994
Restricted investment in bank stocks	5,477	4,877	2,552
Investment in bank-owned life insurance	79,391	78,919	78,435
Investments in low-income housing partnerships	1,034	1,066	1,097
Goodwill	44,185	44,185	44,185
Intangible assets, net	9,434	9,612	9,972
Foreclosed assets held for resale	467	467	474
Other assets	58,204	51,705	46,637
Total Assets	$2,388,522	$2,378,151	$2,410,933

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits:
Non-interest bearing transaction accounts	$565,530	$569,729	$594,355
Interest bearing transactions accounts	1,385,829	1,394,025	1,461,467
Total Deposits	1,951,359	1,963,754	2,055,822
Short-term borrowings	33,106	51,703	30,294
Long-term borrowings	120,282	81,000	46,000
Lease liabilities	2,784	2,952	2,994
Allowance for unfunded commitments	1,962	2,132	2,011
Other liabilities	23,391	19,541	17,971
Total Liabilities	2,132,884	2,121,082	2,155,092

STOCKHOLDERS’ EQUITY
Preferred Stock, $2.50 par value; 20,000,000 shares authorized; no shares outstanding	—	—	—
Common stock, $2.50 par value; 20,000,000 shares authorized; 8,892,374, 8,888,732, and 8,883,206 shares issued; 8,521,546, 8,564,282, and 8,523,256 shares outstanding	22,224	22,212	22,198
Treasury stock, at cost; 370,828, 324,450, and 324,450 shares	(10,502)	(8,956)	(8,956)
Additional paid-in capital	96,744	96,586	96,415
Retained earnings	211,939	205,279	198,144
Accumulated other comprehensive loss	(64,767)	(58,052)	(51,960)
Total Stockholders’ Equity	255,638	257,069	255,841

Total Liabilities and Stockholders’ Equity	$2,388,522	$2,378,151	$2,410,933

ACNB Corporation
Press Release/2023 Third Quarter Financial Results
October 27, 2023

Consolidated Income Statements
(Unaudited)

	Three months ended September 30,		Nine Months Ended September 30,
Dollars in thousands, except per share data	2023	2022	2023	2022
INTEREST AND DIVIDEND INCOME
Loans, including fees
Taxable	$20,285	$17,789	$58,130	$50,078
Tax-exempt	361	424	1,069	995
Securities:
Taxable	2,477	2,830	8,451	7,102
Tax-exempt	284	189	883	618
Dividends	104	20	196	79
Other	723	2,130	2,627	3,283
Total Interest Income	24,234	23,382	71,356	62,155
INTEREST EXPENSE
Deposits	928	605	1,887	1,989
Short-term borrowings	439	23	564	60
Long-term borrowings	1,122	234	2,078	729
Total Interest Expense	2,489	862	4,529	2,778
Net Interest Income	21,745	22,520	66,827	59,377
Provision for Credit Losses	250	—	74	—
(Reversal of) Provision for Unfunded Commitments	(171)	—	226	—
Net Interest Income after Provisions for Credit Losses and Unfunded Commitments	21,666	22,520	66,527	59,377
OTHER INCOME
Commissions from insurance sales	2,629	2,429	7,371	6,437
Service charges on deposit accounts	1,000	1,082	2,951	3,046
Income from fiduciary, investment management and brokerage activities	953	823	2,772	2,449
Gain from mortgage loans held for sale	—	42	31	468
Earnings on investment in bank-owned life insurance	473	362	1,399	1,052
Net losses on sales or calls of securities	—	—	(739)	—
Net losses on equity securities	(27)	(88)	(22)	(345)
Gain on assets held for sale	14	—	337	—
Service charges on ATM and debit card transactions	845	837	2,502	2,455
Other	410	362	873	822
Total Other Income	6,297	5,849	17,475	16,384
OTHER EXPENSES
Salaries and employee benefits	10,069	9,320	30,335	26,193
Net occupancy	942	1,000	2,981	3,098
Equipment	1,554	1,521	4,784	4,566
Other tax	323	411	965	1,229
Professional services	617	589	1,600	1,328
Supplies and postage	229	254	633	630
Marketing and corporate relations	159	57	472	227
FDIC and regulatory	388	263	932	798
Intangible assets amortization	352	395	1,072	1,093
Other operating	1,703	1,510	5,125	4,446
Total Other Expenses	16,336	15,320	48,899	43,608
Income before Income Taxes	11,627	13,049	35,103	32,153
PROVISION FOR INCOME TAXES	2,583	2,725	7,512	6,600
Net Income	$9,044	$10,324	$27,591	$25,553
PER SHARE DATA
Basic earnings	$1.06	$1.20	$3.24	$2.95
Diluted earnings	$1.06	$1.20	$3.23	$2.95

ACNB Corporation
Press Release/2023 Third Quarter Financial Results
October 27, 2023

Average Balances, Income and Expenses, Yields and Rates

	Three months ended September 30, 2023			Three months ended September 30, 2022			Nine months ended September 30, 2023			Nine months ended September 30, 2022
Dollars in thousands	Average Balance	Interest[5]	Yield/ Rate	Average Balance	Interest[5]	Yield/ Rate	Average Balance	Interest[5]	Yield/ Rate	Average Balance	Interest[5]	Yield/ Rate
ASSETS
Interest bearing deposits with banks	$53,324	$723	5.38%	$368,265	$2,130	2.29%	$71,645	$2,627	4.90%	$481,219	$3,283	0.91%
Investments (Tax-exempt)	55,027	359	2.59%	27,519	239	3.45%	55,307	1,118	2.70%	29,350	782	3.56%
Investments (Taxable)	466,402	2,581	2.20%	571,282	2,850	1.98%	507,061	8,647	2.28%	535,084	7,181	1.79%
Total Investments	521,429	2,940	2.24%	598,801	3,089	2.05%	562,368	9,765	2.32%	564,434	7,963	1.89%

Loans (Tax-exempt)	73,995	457	2.45%	80,604	424	2.09%	75,657	1,353	2.39%	78,180	1,259	2.15%
Loans (Taxable)	1,520,134	20,285	5.29%	1,440,646	17,789	4.90%	1,479,690	58,130	5.25%	1,417,589	50,078	4.72%
Total Loans	1,594,129	20,742	5.16%	1,521,250	18,213	4.75%	1,555,347	59,483	5.11%	1,495,769	51,337	4.59%

Total Earning Assets	2,168,882	24,405	4.46%	2,488,316	23,432	3.74%	2,189,360	71,875	4.39%	2,541,422	62,583	3.29%

Total Assets	$2,365,365			$2,709,482			$2,387,403			$2,716,032

LIABILITIES
Interest bearing demand deposits	$571,314			$640,903			$580,180			$636,348
Money markets	245,899			342,002			276,154			337,892
Savings deposits	366,398			417,290			385,753			410,363
Time deposits	212,159			360,114			234,951			388,509
Total Interest Bearing Deposits	1,395,770	928	0.26%	1,760,309	605	0.14%	1,477,038	1,887	0.17%	1,773,112	1,989	0.15%
Short-term borrowings	66,942	439	2.60%	38,017	23	0.24%	47,852	564	1.58%	37,365	60	0.21%
Long-term borrowings	94,554	1,122	4.71%	23,875	234	3.89%	58,333	2,078	4.76%	23,874	729	4.08%
Total borrowings	161,496	1,561	3.83%	61,892	257	1.65%	106,185	2,642	3.33%	61,239	789	1.72%
Total Interest Bearing Liabilities	1,557,266	2,489	0.63%	1,822,201	862	0.19%	1,583,223	4,529	0.38%	1,834,351	2,778	0.20%
Non-interest bearing demand deposits	541,995			597,884			550,206			616,224
Cost of Funds			0.47%			0.14%			0.28%			0.15%
FTE Net Interest Margin			4.01%			3.60%			4.11%			3.15%
Stockholders’ Equity	259,284			240,026			256,526			253,207
5 Income on interest-earning assets has been computed on a fully taxable equivalent basis using the 21% federal income tax statutory rate.

ACNB Corporation
Press Release/2023 Third Quarter Financial Results
October 27, 2023

	Three months ended September 30, 2023			Three months ended June 30, 2023			Three months ended March 31, 2023			Three months ended December 31, 2022			Three months ended September 30, 2022
Dollars in thousands	Average Balance	Interest[6]	Yield/ Rate	Average Balance	Interest[6]	Yield/ Rate	Average Balance	Interest[6]	Yield/ Rate	Average Balance	Interest[6]	Yield/ Rate	Average Balance	Interest[6]	Yield/ Rate
ASSETS
Interest bearing deposits with banks	$53,324	$723	5.38%	$71,040	$890	5.03%	$90,987	$1,014	4.52%	$268,911	$2,473	3.65%	$368,265	$2,130	2.29%
Investments (Tax-exempt)	55,027	359	2.59%	55,588	361	2.60%	55,589	397	2.90%	42,987	666	6.15%	27,519	239	3.45%
Investments (Taxable)	466,402	2,581	2.20%	498,401	2,739	2.20%	557,377	3,327	2.42%	542,137	2,722	1.99%	571,282	2,850	1.98%
Total Investments	521,429	2,940	2.24%	553,989	3,100	2.24%	612,966	3,724	2.46%	585,124	3,388	2.30%	598,801	3,089	2.05%

Loans (Tax-exempt)	73,995	457	2.45%	75,670	446	2.36%	77,341	451	2.36%	78,274	446	2.26%	80,604	424	2.09%
Loans (Taxable)	1,520,134	20,285	5.29%	1,463,967	18,946	5.19%	1,454,934	18,898	5.27%	1,459,830	18,821	5.11%	1,440,646	17,789	4.90%
Total Loans	1,594,129	20,742	5.16%	1,539,637	19,392	5.05%	1,532,275	19,349	5.12%	1,538,104	19,267	4.97%	1,521,250	18,213	4.75%

Total Earning Assets	2,168,882	24,405	4.46%	2,164,666	23,382	4.33%	2,236,228	24,087	4.37%	2,392,139	25,128	4.17%	2,488,316	23,432	3.74%

Total Assets	$2,365,365			$2,357,626			$2,439,219			$2,598,000			$2,709,482

LIABILITIES
Interest bearing demand deposits	$571,314			$577,480			$591,972			$653,369			$640,903
Money markets	245,899			261,560			298,584			328,808			342,002
Savings deposits	366,398			387,847			403,419			408,285			417,290
Time deposits	212,159			224,608			268,708			318,115			360,114
Total Interest Bearing Deposits	1,395,770	928	0.26%	1,451,495	486	0.13%	1,562,683	473	0.12%	1,708,577	572	0.13%	1,760,309	605	0.14%

Short-term borrowings	66,942	439	2.60%	34,080	108	1.27%	35,596	17	0.19%	41,257	17	0.16%	38,017	23	0.24%
Long-term borrowings	94,554	1,122	4.71%	59,901	629	4.21%	29,211	327	4.54%	22,350	257	4.56%	23,875	234	3.89%
Total borrowings	161,496	1,561	3.83%	93,981	737	3.15%	64,807	344	2.15%	63,607	274	1.71%	61,892	257	1.65%

Total Interest Bearing Liabilities	1,557,266	2,489	0.63%	1,545,476	1,223	0.32%	1,627,490	817	0.20%	1,772,184	846	0.19%	1,822,201	862	0.19%
Non-interest bearing demand deposits	541,995			550,581			557,546			586,092			597,884
Cost of Funds			0.47%			0.23%			0.15%			0.14%			0.14%
FTE Net Interest Margin			4.01%			4.11%			4.22%			4.03%			3.60%
Stockholders’ Equity	259,284			259,239			251,054			236,674			240,026
6 Income on interest-earning assets has been computed on a fully taxable equivalent basis using the 21% federal income tax statutory rate.

ACNB Corporation
Press Release/2023 Third Quarter Financial Results
October 27, 2023

Non-GAAP Reconciliation

Note: The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation’s results of operations and financial condition. These non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation’s industry. Investors should recognize that the Corporation’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other corporations. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.

	Three Months Ended
Dollars in thousands, except per share data	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Tangible book value per share
Stockholders’ equity	$255,638	$257,069	$255,841	$245,042	$232,370
Less: Goodwill and intangible assets	(53,619)	(53,797)	(54,157)	(54,517)	(54,916)
Tangible common stockholders’ equity (numerator)	$202,019	$203,272	$201,684	$190,525	$177,454
Shares outstanding, less unvested shares, end of period (denominator)	8,488,446	8,528,782	8,523,256	8,501,752	8,505,843
Tangible book value per share	$23.80	$23.83	$23.66	$22.41	$20.86
Tangible book value per share (ex-AOCI)
Tangible common stockholders’ equity	$202,019	$203,272	$201,684	$190,525	$177,454
Less: AOCI	(64,767)	(58,052)	(51,960)	(58,012)	(62,690)
Tangible equity (ex-AOCI)	$266,786	$261,324	$253,644	$248,537	$240,144
Tangible book value per share (ex-AOCI)	$31.43	$30.64	$29.76	$29.23	$28.23
Tangible common equity to tangible assets (TCE/TA Ratio)
Tangible common stockholders’ equity (numerator)	$202,019	$203,272	$201,684	$190,525	$177,454
Total assets	$2,388,522	$2,378,151	$2,410,933	$2,525,507	$2,654,153
Less: Goodwill and intangible assets	(53,619)	(53,797)	(54,157)	(54,517)	(54,916)
Total tangible assets (denominator)	$2,334,903	$2,324,354	$2,356,776	$2,470,990	$2,599,237
Tangible common equity to tangible assets	8.65%	8.75%	8.56%	7.71%	6.83%
Efficiency Ratio
Non-interest expense	$16,336	$16,281	$16,282	$16,673	$15,320
Less: Intangible amortization	(352)	(360)	(360)	(399)	(395)
Less: Loss on MD Title Investment	$—	$(142)	$—	$—	$—
Non-interest expense (numerator)	$15,984	$15,779	$15,922	$16,274	$14,925
Net interest income	$21,745	$21,990	$23,092	$24,048	$22,520
Plus: Total non-interest income	6,297	6,194	4,984	5,423	5,849
Less: Net gains (losses) on sales or calls of securities	—	(546)	(193)	(234)	—
Less: Net (losses) gains on equity securities	(27)	(15)	20	46	(88)
Less: Gain on assets held for sale	14	323	—	—	—
Less: Net gains on sale of low income housing partnership	—	—	—	421	—
Total revenue (denominator)	$28,055	$28,422	$28,249	$29,238	$28,457
Efficiency ratio	56.97%	55.52%	56.36%	55.66%	52.45%